Exhibit 99.1

For Immediate Release Contact: Scott Drill, President and CEO (763) 392-6200; (800) 874-4648

Insignia Systems, Inc. Reports First Quarter Net Income of $53,873,000,

 Including a Gain from the Litigation Settlement of $89,762,000,

and POPS Revenue of $4,374,000

MINNEAPOLIS – May 4, 2011 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported net income for the first quarter of 2011 of $53,873,000, or $3.37 per basic share ($3.17 per diluted share), compared to a net loss of $(435,000), or $(0.03) per basic and diluted share, for the first quarter of 2010. Net income for the first quarter of 2011 included a gain from the settlement of the litigation against News America Marketing In-Store, LLC (“News America”) of $89,762,000 before income taxes.  The gain from the settlement included settlement proceeds from News America of $125,000,000, less contingent attorney’s fees of $31,250,000 to the Company’s lead litigation counsel and bonuses to certain employees of the Company of $3,988,000.  The gain after taxes (federal and state incomes taxes of $34,700,000) was $55,062,000. Net sales were $4,947,000 for the first quarter ended March 31, 2011, a decrease of 15.9%, compared to net sales of $5,883,000 for the first quarter of 2010. Insignia Point-of-Purchase Services® (POPS) revenue for the first quarter of 2011 was $4,374,000, a decrease of 14.9%, compared to first quarter 2010 POPS revenue of $5,137,000. The non-GAAP net loss before gain from litigation settlement (net of tax) and News America related legal expense was $(363,000) for the first quarter of 2011 as compared to $(31,000) for the first quarter of 2010. (See Non-GAAP versus GAAP Financial Statements table below.)

CEO Scott Drill commented, “The first quarter marks the beginning of significant transition for our Company. Our long running legal battle with News America was settled February 9, 2011, and we entered into a ten year business arrangement in which we will have access to thousands of stores from which we were previously foreclosed. This business arrangement is extremely important to our future in that Kroger dropped out of our retail network at the end of 2010. We expect the access to the News America network to more than offset the Kroger loss.

As is often the case in business, the implementation of the business arrangement with News America has taken longer than we anticipated. There are a few outstanding issues that have delayed the signing of our definitive agreement with News America. The Federal Magistrate Judge has scheduled an all-day session May 13, 2011, which should result in the resolution of issues either that day or shortly thereafter. We did have a meeting on Monday of this week with the Federal Magistrate Judge and News America. The result of the meeting is that we can start providing signs to News America network stores May 22, 2011.”

Drill continued, “In the meantime, our POPS business has been soft due primarily to the loss of Kroger. We currently have approximately $4,400,000 of POPS customer orders for the second quarter with roughly five weeks of selling time left. We expect the business to pick up after the business arrangement with News America is fully implemented.

In addition to the $31,250,000 contingency payment made to Kelley Drye & Warren LLP, first quarter 2011 legal expense was $989,000 versus $523,000 in the first quarter of 2010. Cash and cash equivalents at March 31, 2011, were $90,240,000. Finally, on February 22, 2011, the Board authorized the repurchase of up to an aggregate of $15,000,000 of our Common Stock and the payment of a $2.00 per share dividend to shareholders. To date the Company has repurchased 1,708,744 shares at an average price of $6.7076 for a total of $11,462,000.”

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May 4, 2011	Insignia Systems, Inc. Reports First Quarter Results	Page 2

Non-GAAP versus GAAP Financial Statements

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include:

•	net loss before gain from litigation settlement (net of tax), and
•	net loss before gain from litigation settlement (net of tax) and News America related legal fee expense.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Three Months Ended March 31	2011	2010

Net income (loss)	$53,873,000	$(435,000)

Adjustment:
Gain from litigation settlement (net of tax) (see below)	(55,062,000)	―
Non-GAAP net loss before gain from litigation settlement (net of tax)	(1,189,000)	(435,000)

Adjustment:
News America related legal expense	826,000	404,000

Non-GAAP net loss before gain from litigation settlement (net of tax) and News America related legal expense	$(363,000)	$(31,000)

Gain from litigation settlement (net of tax)
Settlement proceeds	$125,000,000
Less attorney contingency fee	(31,250,000)
Less bonuses paid to employees	(3,988,000)
	89,762,000
Less settlement related income taxes	(34,700,000)
Gain from litigation settlement (net of tax)	$55,062,000

Conference Call

The Company will host a conference call today, May 4, 2011, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The Conference ID is 36170254. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until May 11, 2011. To access the replay, dial 800-642-1687 and reference Conference ID 36170254.

Insignia Systems, Inc. is an innovative developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is contracted with 9,600 chain retail supermarkets. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft, Nestlé, Ocean Spray, Reckitt Benckiser, Schwan’s Bakery and Tyson Foods, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements. The Company’s actual results could differ materially from these forward-looking statements as a result of a number of factors, including risks and uncertainties as described in the Company’s SEC Form 10-K for the year ended December 31, 2010 and other recent filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

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May 4, 2011	Insignia Systems, Inc. Reports First Quarter Results	Page 3

Insignia Systems, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net sales	$4,947,000	$5,883,000
Cost of sales	2,911,000	2,953,000
Gross profit	2,036,000	2,930,000
Operating expenses:
Selling	1,555,000	1,636,000
Marketing	414,000	395,000
General and administrative	2,026,000	1,347,000
Gain from litigation settlement, net	(89,762,000)	―

Operating income (loss)	87,803,000	(448,000)
Other income	21,000	13,000

Income (loss) before taxes	87,824,000	(435,000)
Income tax expense	(33,951,000)	―

Net income (loss)	$53,873,000	$(435,000)

Net income (loss) per share:
Basic	$3.37	$(0.03)
Diluted	$3.17	$(0.03)

Shares used in calculation of net income (loss) per share:
Basic	15,990,000	15,381,000
Diluted	16,986,000	15,381,000

SELECTED BALANCE SHEET DATA

(Unaudited)

	March 31, 2011	December 31, 2010

Cash and cash equivalents	$90,240,000	$13,196,000
Short-term investments	―	500,000
Working capital	32,734,000	12,505,000
Total assets	99,273,000	25,631,000
Total liabilities	62,770,000	5,343,000
Shareholders' equity	36,503,000	20,288,000

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